                             IFX CORP.        (1)

                             THE PARK TRUST   (2)

                             IFX LIMITED      (3)


         _____________________________________________________________

                            STOCKHOLDERS AGREEMENT

                                  RELATING TO

                                  IFX LIMITED

         _____________________________________________________________

THIS AGREEMENT is made as of June 30, 1997, to be effective as of April 1, 1997, and is made AMONG:

(1) IFX CORP., formerly Jack Carl/312 Futures Inc., of 200 West Adams, Suite 1500, Chicago, Illinois 60606, USA ("IFX Corp.");

(2)  THE PARK TRUST, a trust established in Jersey by trust deed dated April 29,
     1997, with [       ] as trustee ("Park Trust"); and

(3) IFX LIMITED, a company incorporated under the laws of England and Wales whose registered office is at America House, 2 America Square, London EC3N 2LU.

WHEREAS

(A) The Company is a private company limited by shares incorporated in England with No. 02876284 under the Companies Act 1985 on 30 November 1993 and at the date hereof has an authorized and issued share capital of US$4,896,929, divided into 2,448,465 ordinary "A" shares of US$1 each and 2,448,464 ordinary "B" shares of US$1 each. All of the "A" shares have been fully paid and are owned as to the "A" shares by IFX Corp. Only $100,000 of the "B" shares has been paid up by Park Trust and $2,348,464 is still due and owing; and

(B) This is an agreement to regulate the operation and management of the Company and the relationship between its shareholders.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION
     ------------------------------
1.1  In this Agreement unless the context otherwise requires:

     (a)  the following expressions have the following meanings:

          Expression           Meaning
          ----------           -------

          "A Directors         the Directors of the Company appointed by IFX
                               Corp., being initially Colleen Ruggio, Barrie
                               Swift and Charles Romilly

          "Articles"           the Articles of Association of the Company at the
                               date hereof.

          "A Shareholder"      IFX Corp.

          "A Shares"           the 2,448,465 ordinary "A" shares of US$1 each.

          "Affiliate"          means, with respect to a Shareholder, an
                               immediate family
                              member, or another person that directly or indirectly, controls, is controlled by, or is under common control with, such first person. Notwithstanding the above definition, Mr. Lee S. Casty and any of his Affiliates shall be treated as an Affiliate of the "A" Shareholder, and each of Lord Garrett Graham Wellesley Junior Viscount Dangan ("Mr. Wellesley") and Lorenzo Naldini ("Mr Naldini") (and each of their respective Affiliates) shall be treated as an Affiliate of the "B" Shareholder.

          "B Directors"       the Directors of the Company appointed by The Park
                              Trust, being initially Messrs. Wellesley and Mr.
                              Naldini.

          "Board" the Board of Directors of the Company from time to time.

          "B Shareholder"     The Park Trust.

          "B Shares"          the 2,448,464 ordinary "B" shares of US$1 each.

          "Business Day"      a day on which banks are open for business in
                              London. "Business Days" shall be construed accordingly.

          "Director"          a director of the Company, including an "A"
                              Director or a "B" Director, as the context may require.

          "Event of Default"  all or any of the matters set out in clause 8.2.1.

          "Initial Period"    the period of time beginning on the date hereof
                              and ending on the first to occur: a) the "B" shares being fully paid up, b) neither the "A"
                              Shareholder nor any of its Affiliates owning any shares of the Company, or c) the "B" Shareholder having made a "Capital Loan" to the "A"
                              Shareholder (as described in

                              Section 7.3) equal to the full value of the shares retained by the "A" Shareholder.

          "Parties"           the parties to this Agreement.

          "Relevant
          Percentage"         in respect of each Shareholder, the percentage of
                              the total equity share capital of the Company held by that Shareholder from time to time.

          "Shareholders"      The "A" Shareholder and the "B" Shareholder
                              together.

          "Shares"            "A" Shares or "B" Shares.

     (6)  references:

            (i) to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced; and

            (ii) to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, Court official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

     (c) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporate;

     (d) the headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement; and

     (e) the Interpretation Act 1978 shall apply in the same way as it applies to an enactment.

2.   The Board
     ---------

     2.1 During the Initial Period, the Board shall be composed of three "A" Directors and two "B" Directors. Following the end of the Initial Period, the "A" Shareholder shall cause one of the "A" Directors to resign and the Board shall thereafter be composed of two "A" Directors and two "B" Directors.

     2.2 The "A" Shareholder shall have the right to remove and appoint the A Directors nominated by it for so long as it is a holder of the A Shares and the "B" Shareholder shall have the right to remove and appoint the B Directors nominated by it for so long as it is a holder of the B Shares, in each case by giving notice in writing to the registered office of the Company.

     2.3 All matters relating to the frequency of board meetings, the quorum for such meetings and agendas shall be left to the discretion of the Directors.

3.   Deadlock
     --------

     In the event that the Directors of the Company are unable to reach agreement on any matter(s) as a result of a "deadlock" occurring after the close of the Initial Period, such unresolved matter(s) shall be put to a vote of the Shareholders and decided by the vote of those Shareholder(s) holding a majority of the Shares of the Company.

4.   [Intentionally Deleted]
     -----------------------

5.   Initial Distribution
     --------------------

     Prior to the distribution to the Shareholders of: i) any dividends pursuant to Section 6, or ii) any amounts in liquidation of the Company, the Company shall first be required to distribute $1,035,019 (U.S.) to the "A" Shareholder. Such initial distribution shall be in addition to and shall not be charged against any amounts which would otherwise be distributable to the "A" Shareholder.

6.   Dividend policy
     ---------------

     Unless otherwise agreed and subject to regulatory requirements, but only after the required amounts have been distributed to the "A" Shareholder pursuant to Section 5 above and after the end of the Initial Period, all profits of the Company will be distributed or accrued to Shareholders in their respective Relevant Percentages. However, during the Initial Period, in the case of the "B" Shareholder only, the Directors may in their sole discretion elect to: i) declare no dividends on the "B" shares notwithstanding that dividends have been declared and paid on the "A" shares, ii) capitalize any dividends which would otherwise be payable on the "B" shares, or iii) postpone the entitlement of the "B" shareholder to receive any declared dividend, provided such election is not unlawful and that if such action has an adverse tax consequence for the Company, then the cash value of his entitlement shall be adjusted to ensure equitable treatment between all Shareholders. Any settlement which is so postponed shall, however, be noted in the Company's books and shall be held on the trust by the Company for the B Shareholder; provided, however, that the preceding clause will not grant the "B" shareholder any rights to amounts which are not declared with respect to the "B" shares.

7.   Restriction on Transfers of shares
     ----------------------------------

     7.1 The "B" Shareholder agrees that it will not transfer any of its shares to a Party who is not an Affiliate of such Shareholder subject to the consent of the "A" Shareholder, which consent may not be unreasonably withheld. However, the "B" Shareholder may transfer its shares to an Affiliate of the "B" Shareholder, subject to the consent of the "A" Shareholder, which consent shall not be unreasonably withheld.

     7.2 The "A" Shareholder may transfer its shares to an Affiliate of the "A" Shareholder, subject to the consent of the "B" Shareholder, which consent shall not be unreasonably withheld. In addition, if the "A" Shareholder desires to transfer its shares to a person who is not an affiliate of the "A" Shareholder, the "B" Shareholder will have the right, but not the obligation, to participate in the sale to the third party for the same consideration and on the same terms as the "A" Shareholder. The "B" Shareholder will have the right to participate solely on a pro-rata basis in the sale to the third party (i.e., if the "A" Shareholder receives an offer to sell 40% of its shares, the "B" Shareholder's rights exists as to 20% of its holdings and the "A" Shareholder may not be able to sell more than 20% of its holdings). The "A" Shareholder agrees not to transfer to a third party which is not an Affiliate of the "A" Shareholders unless such third party is willing to purchase shares from the "B" Shareholder as set forth above.

7.3  Capital Loan:
     ------------

     (i) If the transfer of shares to an unrelated third party causes the "A" Shareholder to end up with a minority interest in the Company (i.e., fewer than 50% of the outstanding issued shares in the Company, even if the "A" Shareholder still holds more shares than any of the other Shareholders), and if the "B" Shareholder also transferred any shares to the third party pursuant to Section 7.2, then the "B" Shareholder shall make a loan (the "Loan") to the Company equal to the sum of: a) the amount of paid-up share capital that the "A" Shareholder retains in the Company, and ii) the amount of any retained earnings of the Company which have accrued but have not been paid to the "A" Shareholder (such sum being the "Loan Amount"). The principal amount of Loan from the "B" Shareholder to the Company will be due and payable when the loan from the "A" Shareholder to the Company is repaid. Interest will accrue on the Loan on a daily basis to the "B" Shareholder at the "Prime Rate" of interest charged by the Harris Trust & Savings Bank, Chicago, Illinois, plus 3%, and will be calculated monthly. Interest on the Loan will be capitalized as it accrues and treated as additional paid-in capital of the "B" Shareholder to the company until the "B" Shares are fully paid up. Thereafter, any excess interest will be paid to the "B" Shareholder.

     (ii) The Company shall lend the Loan Amount to the "A" Shareholder on an interest-free basis. The loan shall be without recourse to the "A" Shareholder. The loan to the "A" Shareholder will be due and payable if and only if: i) the "A" Shareholder transfers all of his remaining shares to an unrelated third party; or ii) the Company is liquidated. The "A" shareholder will pledge his shares to the Company to secure the Loan Amount.

7.4  Change of Owner "A" Shares.
     ---------------------------

     If the "A" Shareholder sells all of its shares of the Company or if Mr. Lee
     S. Casty or his Affiliates cease to own more than 33-1/3% of the "A" Shareholder, then: i) the "B" shares will automatically be converted into "A" shares; ii) the "B" Shareholder will be issued 1 share of the "A" stock of the Company without payment of further consideration; and iii) thereafter, the Company will be required to distribute at least 80% of its available cash flow, after providing for reasonable reserves, to the shareholders of the Company, unless the "B" Shareholder consents in writing to take a smaller amount.

8.   Duration, termination and consequences of termination
     -----------------------------------------------------

     8.1 Except as otherwise provided herein, this Agreement shall continue in full force and effect without limit in point of time unless and until the earlier of:

            (i) the Shareholders agreeing in writing to terminate this Agreement;

            (ii) an effective resolution is passed or a binding order is made for the winding up of the Company, whichever is the earlier; or

            (iii) one of the Parties hereto ceases to be a Shareholder and no new shareholder has become a party hereto.

     8.2 If either of Messrs. Wellesley or Naldini commences employment with or becomes an officer, director or the owner of 5% or more of the equity of an organization that is engaged in the same business activities as the Company (in which case the "B" Shareholder shall be deemed to be the "Defaulting Shareholder") or if either Shareholder or its affiliates (in such case, the "Defaulting Shareholder") shall:

            (i) commit a material breach or shall commit persistent breaches of this Agreement which are not capable of remedy, or if capable of remedy, have not been so remedied within 21 Business Days of the other Shareholder (the "Other Shareholder") serving notice on the Defaulting Shareholder requiring such remedy;

            (ii) cease to trade or have a receiver, administrative receiver, administrator or manager appointed over its affairs, become insolvent or go into liquidation (unless such liquidation is for the purposes of a solvent reconstruction or amalgamation) compound with its creditors generally or be otherwise unable to meet its debts as they fall due;

            (iii) fail to comply with any resolution of the Company taken at a properly constituted meeting of Shareholders or Directors,

          then the Other Shareholder may (but shall not be obligated to), without prejudice to any other rights and remedies which the Other Shareholder may have, serve a written notice on the Defaulting Shareholder (a "Default Notice") at any time during the period of 60 Business Days following an Event of Default coming to the notice of the Other Shareholder.

     8.3 The Default Notice shall specify a date (being not less than 5 Business Days nor more than 15 Business Days after the date of service of the Default Notice), time and place for completion of the sale and purchase of the Defaulting Shareholders' Shares. The purchase price for such shares shall equal the book value of the shares held by the Defaulting Shareholder (reduced, in the case of the "B" shares by the amount for which the "B" shares have not been fully paid up).

     8.4 Any Shares sold pursuant to this Clause 8 shall be transferred free from any claims, equities, liens and encumbrances whatsoever and with all rights attaching to the relevant Shares as at the date of service of the Default Notice, but without the benefit of any other warranties or representations whatsoever.

     8.5 If neither Shareholder serves a Default Notice in accordance with the foregoing provisions following one of the events specified in (i) -
          (iii) of Clause 8.2.1, then the Other Shareholder shall have the unilateral right to cause the Board, at the earliest practicable date, to:

          (a) make or concur in the making of a statutory declaration in the terms mentioned in section 89 if the Insolvency Act 1986 of the state of the Company's affairs admits to the making of such declaration);

          (b) subsequently convene an extraordinary general meeting for the purpose of passing (and each Shareholder will vote in favor of) an extraordinary resolution to place the Company in members' voluntary liquidation (if such a declaration as is mentioned in clause 8.5(a) above has been made) or (in any other case) in creditors' voluntary liquidation such meeting or meetings to be held within 5 weeks after the making of any declaration made in pursuance of clause 8.5(a) above; and

          (c) where the state of the Company's affairs does not admit the making of such a declaration as is mentioned in clause 8.5(a) above, convene a meeting of the Company's creditors in accordance with section 98 of the Insolvency Act 1986.

     8.6 Each of the Shareholders appoints the other (or any Director nominated by that other) irrevocably, and by way of security for the performance of its obligations under this Clause 8, as its attorney, to execute any necessary document, including, without limitation, any transfer of Shares.

     8.7 Upon a transfer of the Shares held by a Shareholder in accordance with this clause:

          (a) the transferring Shareholder shall pay up any unpaid share capital (whether previously called or not) and repay all loans, loan capital, borrowings and indebtedness in the nature of borrowings outstanding to the Company from that Shareholder (together with any accrued interest thereon);

          (b) the Company or the other Shareholder shall repay all loans, loan capital, borrowings and interest in the nature of borrowings outstanding to the transferring Shareholder from the Company (together with any accrued interest thereon);

          (c) the transferring Shareholder shall procure the removal of any Directors or Secretary of the Company appointed by it; and

          (d) the transferring Shareholder shall co-operate by doing all such things and executing all such documents as the purchasing Shareholder may reasonably require to procure that the Company shall adopt new Articles of Association in such form as the purchasing Shareholder may require.

     8.8 The rights of the Parties under this Clause 8 shall be without prejudice to any claim any party may have against any other for damages for breach of contract.

9.   Rights to information and confidentiality
     -----------------------------------------

     9.1 Notwithstanding the duties owed by each of the Directors to the Company, any Director or any person designated for the purpose in writing by a Shareholder shall be permitted to disclose any information and provide relevant documents and materials about the Company and discuss its affairs, finances and accounts with appropriate officers and senior employees of the Shareholder in question. Each of the Shareholders shall, in addition, be entitled to disclose details of the Company's affairs, finances and accounts to that Shareholder's professional and financial advisers who are required to know the same to carry out their duties. Any information, documents and materials supplied to or by a Shareholder in accordance with this clause shall, subject to clause 9.3, be kept strictly confidential.

     9.2 Subject to clause 9.3 and save as required by law or by any relevant national or supranational regulatory authority or self regulatory authority, each of the Parties to this Agreement shall safeguard, treat as confidential and not use for the purposes of its own business all information, documents and materials which it acquires in connection with this Agreement and which relate to the business of the Company or to any of the other parties to this Agreement.

     9.3 The obligations of confidentiality contained in this clause 9 shall survive the termination of this Agreement and shall continue unless and until any of the relevant confidential information enters the public domain through no fault of the relevant party or any other person owing a duty of confidentiality to the Company.

     9.4 A Shareholder, on ceasing to be a Shareholder, shall hand over to the Company all confidential information, documents and correspondence belonging to or relating to the business of the Company and shall, if so required by the Company, certify that it has not kept any records or copies thereof.

     9.5 Notwithstanding any provision contained in this Article 9 to the contrary, information relating to the customers of the Company shall not be considered confidential information.

10.  Distributions on liquidation of the Company.
     -------------------------------------------

     No amounts will be distributed to the "B" Shareholder on liquidation of the Company until the "A" Shareholder has received its priority distribution set forth in Section 5 and the "B" shares are fully paid up.

11.  Parties bound
     -------------

     11.1 The Company undertakes with each of the Shareholders to be bound by and comply with the terms and conditions of this Agreement insofar as the same relate to the Company and to act in all respects as contemplated by this Agreement.

     11.2 The Shareholders undertake with each other to exercise their powers in relation to the Company so as to ensure that the Company fully and promptly observes, performs and complies with its obligations under this Agreement and to exercise their rights as Shareholders in a manner consistent with this Agreement.

     11.3 Each Shareholder undertakes with each of the other Parties hereto that whilst it remains a party to this Agreement it will not (except as expressly provided for in this Agreement) agree to cast any of the voting rights exercisable in respect of any of the shares held by it in accordance with the directions, or subject to the consent of, any other person (including another Shareholder).

12.  Assignability
     -------------

     Except as otherwise expressly provided in Section 7 hereof, none of the Parties may, without the written consent of the other, assign any of their respective rights or obligations under this Agreement.

13.  Not a partnership
     -----------------

     Nothing in this Agreement shall create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between or among any of the Parties. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Company shall be treated as a partnership for United States income tax purposes.

14.  This Amendment to prevail
     -------------------------

     14.1 In the event of any conflict, ambiguity or discrepancy between the provisions of this Agreement and the Articles, the Shareholders shall procure that the Articles are altered to accord with the provisions of this Agreement which shall prevail.

     14.2 The Parties agree that they will respectively exercise all Voting and other rights and powers vested in or available to them respectively to procure the convening of all meetings, the passing of all resolutions and the taking of all steps necessary or desirable to give effect to this Agreement.

     14.3 The Parties agree that they will not exercise any rights conferred on them by the Articles which are or may be inconsistent with their rights under this Agreement.

15.  Remedies to be cumulative
     -------------------------

     No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law in equity, by statute or otherwise. The election of any Party to pursue one or more of such remedies shall not constitute a waiver by such Party of the right to pursue any other available remedy.

16.  Further assurance
     -----------------

     Each of the Parties hereto shall execute and deliver to the other Parties such other instruments and documents and take such other action as may be required to carry out, evidence and confirm the provisions of this Agreement and the Articles.

17.  Announcements
     -------------

     Except as required by law or by any relevant self regulatory, national or supra national regulatory authorities, all publicity by or on behalf of any of the Parties and relating to the subject matter of this Agreement shall be in terms to be agreed between the Parties in advance of issue.

18.  Entire agreement
     ----------------

     18.1 This Agreement sets forth the entire agreement and understanding between the Parties or any of them in connection with the arrangements described herein.

     18.2 No purported variation of this Agreement shall be effective unless made in writing.

19.  Miscellaneous
     -------------

     19.1 If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

     19.2 A Shareholder's failure to insist upon strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature. Subject as aforesaid, no waiver shall be effective unless specifically made in writing and signed, where applicable, by a duly authorized officer of the Shareholder granting such waiver.

     19.3 This Agreement may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be on original, but all the counterparts shall together constitute one and the same instrument.

     19.4 This Agreement shall cease to have effect in relation to a Shareholder which ceases to hold any Shares save in respect of:

          (a) any provisions of this Agreement which is expressed to continue after such cessation; and

          (b) any liability which at the time of such cessation has accrued to another party or which may accrue in respect of any act or omission occurring prior to such cessation.

20.  Notices
     -------

     20.1 Any notice required to be given under this Agreement shall be deemed duly served if left at or sent by facsimile, registered or recorded delivery post to any Party at its registered office or in the case of an individual his last address notified to the other(s). Any such notice shall be deemed to be served at the time when it is handed to or left at the address of the Party to be served and if served by post on the day (not being a Saturday, Sunday or public holiday) seven days following the day of posting, PROVIDED that any notice served by facsimile shall be followed immediately by a letter sent by recorded or registered delivery by post.

     20.2 In proving the serving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the applicable means of telecommunications was properly addressed and dispatched (as the case may be).

     20.3 The Company undertakes with each of the Shareholders that it will forthwith supply to each of such Shareholders a copy of any notice which may be given to or served on it under this Agreement.

21.  Choice of law, submission to jurisdiction and address for service
     -----------------------------------------------------------------

     21.1 This Agreement shall be governed by and interpreted in accordance with English law.

     21.2 The Parties hereby submit to the non-exclusive jurisdiction of the High Court of Justice in England.

IN WITNESS whereof this Agreement signed on August 1, 1997, to reflect Agreement made on June 30, 1997, effective as of April 1, 1997.

EXECUTED  as a deed for and on behalf of     )
IFX CORP.                                    )
by: /s/ Joel Eidelstein                      )
                                             )
in the presence of: /s/ Lynn Galvan          )


EXECUTED as a deed for and on behalf of      )  /s/ E. F. Hurley
THE PARK TRUST                               )  ----------------------------
by: Croy Trust Limited as Trustees           )  E. F. Hurley (Director)
                                             )
in the presence of:  /s/ J.S. Moss (Secretary)        /s/ M. Moss
                                                -----------------------------
                                                 Mrs. M. Moss (Director)

EXECUTED as a deed for and on behalf of      )
IFX LIMITED                                  )         /s/ Charles Romilly
by: /s/ Charles Romilly                      )
                                             )
in the presence of:  /s/ Rachel Easson       )